UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 27, 2007

M & F WORLDWIDE CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13780	02-0423416
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

35 East 62nd Street, New York, New York 10021
(Address of Principal Executive Offices) (Zip Code)

212-572-8600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On February 27, 2007, Clarke American Corp., an indirect wholly owned subsidiary of M & F Worldwide Corp. (the ‘‘Company’’), will be distributing the supplemental financial information furnished as Exhibit 99.1 to this Report to prospective lenders under proposed new senior secured credit facilities. Funds drawn from the new senior secured credit facilities will fund a portion of the Company’s purchase price obligations in connection with its previously announced acquisition of John H. Harland Company (‘‘Harland’’), pursuant to which an indirect subsidiary of the Company will be merged (the ‘‘Merger’’) with and into Harland, with Harland as the surviving corporation. The Merger is subject to the satisfaction or waiver of customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and approved by the shareholders of Harland. The information furnished as Exhibit 99.1 to this Report is incorporated by reference in this Item 2.02.

Item 9.01    Financial Statements and Exhibits

Exhibit 99.1	Supplemental Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M & F WORLDWIDE CORP.
By: /s/ Barry F. Schwartz
Name: Barry F. Schwartz, Esq. Title: Executive Vice President and General Counsel

Date:    February 27, 2007

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Supplemental Financial Information.